Exhibit 99.1

___________________________________________________________________

ENGILITY APPOINTS LYNN DUGLE CHIEF EXECUTIVE OFFICER

John Hynes, Chief Operating Officer, Promoted to President

Chantilly, Va. - March 1, 2016 - The Board of Directors of Engility Holdings, Inc. (NYSE: EGL) today announced the appointment of Lynn Dugle as the company’s Chief Executive Officer, effective March 21, 2016. John Hynes, Engility’s Executive Vice President and Chief Operating Officer, will be promoted to President and Chief Operating Officer, effective immediately. Current CEO Anthony Smeraglinolo has stepped down from his responsibilities.

“The Board is confident that Lynn and John are ideally suited to lead Engility forward into its next chapter focused on achieving sustainable organic growth and debt repayment,” said Peter Marino and David Savner, Co-Chairs of Engility’s Board of Directors. “Lynn’s decades of operational experience in our industry combined with her in-depth knowledge of our business will enable her to make immediate contributions to the company. Engility is in a strong competitive position after the successful integrations of TASC and Dynamics Research. The company has diversified its services offerings and is now positioned to pursue work in multiple growth markets with its broader customer base and capabilities. We look forward to moving ahead along this continuum under Lynn and John’s leadership. On behalf of the Board, we thank Tony for his leadership and his contributions, which positioned the company for continued growth and success.”

Ms. Dugle brings to her role more than 30 years of experience in defense, intelligence and telecommunications. She spent more than a decade in senior management positions at Raytheon, including the position of President of Raytheon Intelligence, Information and Services (IIS). Ms. Dugle has extensive leadership and operational experience in intelligence and advanced cyber and technical solutions.

“I am confident in and deeply committed to Engility’s growth,” said Ms. Dugle. “Having spent my career in this industry, including as a member of the Boards of Engility and TASC, I am excited by the opportunities that lie ahead for Engility, particularly in growth markets such as space and intelligence. The combination of Engility’s cost-effective price structure and its offerings in these high-demand areas positions the company for continued success. I look forward to working with the rest of the management team and the company’s talented employees to further distinguish Engility as a leading government services provider.”

Mr. Hynes was Chief Executive Officer of TASC, Inc. prior to the company’s acquisition by Engility. He is a seasoned leader who has led intelligence services businesses at both ManTech and SAIC and who served as an aviator in the U.S. Navy.

“This is an exciting time for Engility. The acquisitions we’ve made have positioned us to pursue the highest growth areas and focus on winning new and larger contracts,” said Mr. Hynes. “We have already made substantial changes to our business development strategy and processes that are increasing the size and quality of our business opportunities. I look forward to working closely with Lynn to fully realize the company’s potential.”

Ms. Dugle will retain her seat on the Board of Directors. Mr. Smeraglinolo will resign from the Board effective immediately, and the Board will undertake a search for a new Director.

The company looks forward to holding its fourth quarter and full year 2015 earnings call as scheduled on Thursday, March 3, 2016. The call will be led by Mr. Hynes and Wayne Rehberger, Engility’s Senior Vice President and Chief Financial Officer. Engility’s outlook for 2016 remains unchanged. The company also reiterates its January 21, 2016 guidance for 2015 as to GAAP revenue and operating cash flow and as to adjusted EPS and EBITDA.

About Engility

Engility (NYSE: EGL) is engineered to make a difference. Built on five decades of heritage, Engility is a leading provider of integrated solutions and services for the U.S. government, supporting customers throughout defense, intelligence, space, federal civilian and international communities. Engility delivers world-class performance, efficiency and best value in a broad range of services from global security to information security, and international development to research and development. Headquartered in Chantilly, Virginia, and with offices around the world, Engility draws upon its intimate understanding of customer needs, deep domain expertise, and skilled team to develop and deliver on-target solutions for critical missions. To learn more about Engility, please visit www.engilitycorp.com and connect with us on Facebook, LinkedIn and Twitter.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding Engility’s future prospects, projected financial results, estimated integration costs and acquisition related amortization expenses, business plans, as well as the TASC transaction and its expected benefits and the timing of such benefits. Words such as “may,” “will,” “should,” “likely,” “anticipates,” “expects,” “intends,” “plans,” “projects,” “believes,” “estimates” and similar expressions are also used to identify these forward-looking statements. These statements are based on the current beliefs and expectations of Engility’s management and are subject to significant risks and uncertainties. Actual results may differ from those set forth in the forward-looking statements. Factors that could cause Engility’s actual results to differ materially from those described in the forward-looking statements can be found under the heading "Risk Factors" included in our Annual Report on Form 10-K for the year ended December 31, 2014, and more recent documents that have been filed with the Securities and Exchange Commission (SEC) and are available on the investor relations section of Engility’s website (http://www.engilitycorp.com) and on the SEC’s website (www.sec.gov). Forward-looking statements are made only as of the date hereof, and we undertake no obligation to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. In addition, historical information should not be considered as an indicator of future performance.

Media Contacts:
Shahed Larson
slarson@brunswickgroup.com
212-333-3810

Emma Schultz
eschultz@brunswickgroup.com
202-393-7337

Investor Relations Contact:
Dave Spille
dave.spille@engilitycorp.com
703-375-4221